Monaker Group, Inc. 8-K

Exhibit 10.5

STREETERVILLE CAPITAL, LLC

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

March 23, 2021

VIA EMAIL

Monaker Group, Inc.

Attn: Bill Kerby

2893 Executive Park Drive, Suite 201

Weston, Florida 33331

bkerby@monakergroup.com

Re: UCC Termination Default Forbearance

Dear Mr. Kerby:

Reference is made to that certain Note Purchase Agreement between Streeterville Capital, LLC (“Lender”) and Monaker Group, Inc. (“Borrower”) dated November 23, 2020 (the “Purchase Agreement”) and to that certain Secured Promissory Note issued by Borrower in favor of Lender on November 23, 2020 in the original principal amount of $5,520,000.00 (the “Note”). Pursuant to Section 4(iv) of the Purchase Agreement, Borrower was obligated file UCC-3 termination statements with respect to all existing UCC-1 financing statements within 10 days of the closing of the Purchase Agreement. Borrower failed to timely file all termination statements as required under the Purchase Agreement. Although the failure to file the termination statements is a breach under the Purchase Agreement and an Event of Default (as defined in the Note) under the Note, Lender agrees to forbear from considering such failure a breach of the Purchase Agreement or an Event of Default under the Note if Borrower will agree to terminate all outstanding UCC financing statements by April 15, 2021. In the event Borrower fails to terminate all outstanding UCC financing statements by April 15, 2021, the outstanding balance of the Note will automatically increase by 5%; provided, however, that such failure will not be considered an Event of Default under the Note.

For the avoidance of doubt, the aforementioned forbearance only applies to the failure to timely terminate all UCCs and to no other Events of Default that may have occurred under the Note. Notwithstanding anything to the contrary herein, Lender reserves all rights and remedies available to it under the Note and the other Transaction Documents (as defined in the Purchase Agreement) with respect to any Event of Default thereunder. Moreover, any failure or delay by Lender to exercise any right, power, or remedy under the Note or at law shall not constitute a waiver of such right, power, or remedy.

If you have any questions, please contact Chris Stalcup at cstalcup@chicagoventure.com.

Sincerely,

STREETERVILLE CAPITAL, LLC

/s/ John M. Fife
John M. Fife, President

ACKNOWLEDGED AND AGREED:

MONAKER GROUP, INC.

By:	/s/ Bill Kerby
Bill Kerby, CEO